UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2015

SmartStop Self Storage, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

Maryland	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of SmartStop Self Storage, Inc. (the “Company”) was held on September 29, 2015 (the “Meeting”). As of August 4, 2015, the record date for the Meeting, there were 58,378,397 shares of the Company’s common stock outstanding and entitled to vote at the Meeting. A quorum was present at the Meeting.

Set forth below are the voting results for the proposals considered and voted upon at the Meeting, each of which is described in further detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on August 4, 2015, as may be amended or supplemented from time to time:

Proposal 1: To approve the merger (the “Company Merger”) of the Company with and into Edgewater REIT Acquisition (MD) LLC (“Merger Sub I”), an affiliate of Extra Space Storage Inc. (“Extra Space”), the Agreement and Plan of Merger, dated as of June 15, 2015, as amended by Amendment No. 1 on July 16, 2015 (the “Merger Agreement”), by and among the Company, SmartStop Self Storage Operating Partnership, L.P., Extra Space, Extra Space Storage LP, a Delaware limited partnership, Merger Sub I and Edgewater Partnership Acquisition (DE) LLC, and the other transactions contemplated by the Merger Agreement.

Votes For	Votes Against	Abstentions
33,245,019.2381	316,373.8510	787,592.2730

Proposal 1 was approved by the Company’s stockholders, as the number of votes in favor of Proposal 1 constituted the affirmative vote of a majority of the Company’s outstanding shares of common stock entitled to vote as of the record date for the Meeting.

Proposal 2: To approve, on an advisory (non-binding) basis, the compensation that may become payable to the Company’s principal executive officer, principal financial officer and the three most highly compensated executive officers other than the principal executive officer and principal financial officer in connection with the Company Merger.

Votes For	Votes Against	Abstentions
29,605,627.6951	2,465,786.3640	2,277,571.3030

Proposal 2 was approved by the Company’s stockholders, as the number of votes in favor of Proposal 2 constituted the affirmative vote of a majority of the votes cast on the proposal.

Proposal 3: To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the special meeting to approve the Company Merger and the Merger Agreement.

There were sufficient votes at the Meeting to approve Proposal 1, such that Proposal 3 was withdrawn and not submitted to the Company’s stockholders for approval at the Meeting.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2015, the Company issued a press release announcing the results of the voting at the Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

99.1	Press Release issued by SmartStop Self Storage, Inc., dated September 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2015		SMARTSTOP SELF STORAGE, INC.

	By:	/s/ Michael S. McClure
Michael S. McClure,
Executive Vice President and Chief Financial Officer